UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report (Date of earliest event reported): August 20, 2020

NEW CONCEPT ENERGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-08187	75-2399477
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1603 LBJ Freeway, Suite 800 Dallas, Texas		75234
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 972-407-8400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on which Registered
Common Stock, par value $0.01	GBR	NYSE American

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

[  ]

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Section 5 - Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)      On August 20, 2020, the Board of Directors of New Concept Energy, Inc. (the “Registrant" or the “Company” or “NCE”) appointed Cecelia Maynard (age 69) to the vacancy in the members of the Board. Ms. Maynard had been employed in various administrative capacities by Pillar Income Asset Management, Inc. (“Pillar”) since January 2011 until December 31, 2018. Pillar is a Nevada corporation which provides management services to other entities and is owned by Realty Advisors, Inc., a Nevada corporation (“RAI”). She is now retired and previously served on the Board of Directors of the Company from January 18, 2019 to July 10, 2020. She was elected to fill the vacancy created by the resignation, effective July 26, 2020, of Victor Lund, a longtime director. Ms. Maynard, who is independent, was also added to the Audit Committee, the Compensation Committee, and the Governance and Nominating Committee of the Board. Ms. Maynard’s election was not the result of any arrangement or understanding between Ms. Maynard and any other persons. Ms. Maynard has also (since May 31, 2018) been a director and Vice President and Secretary of First Equity Properties, Inc., a Nevada corporation (“FEPI”), the common stock of which is registered under Section 12(g) of the Securities Exchange Act of 1934 and is available for trading in the over-the-counter market.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: August 21, 2020

NEW CONCEPT ENERGY, INC.

By:	/s/ Gene S. Bertcher
Gene S. Bertcher
Chairman of the Board, President, Chief
Executive Officer and Chief Financial Officer